FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257991-07

BANK 2023-BNK46 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-257991) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%) (3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date (4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1.00	Loan	5, 6, 7	1	CX - 250 Water Street	9.99%	100.0%	BANA/WFB	BANA/WFB	NAP	NAP	250 Water Street	Cambridge	Middlesex	MA	02141	Mixed Use	Lab/Office	2022	NAP	479,004	SF	1,109.59	72,000,000	72,000,000	72,000,000	5.50950%	0.02038%	5.48912%	NAP	335,161.25	NAP	4,021,935.00	Interest Only - ARD	Yes	Actual/360	120	114	120	114	0	0	1/27/2023	6	10	3/10/2023	NAP	2/10/2033	2/10/2038	0	0	L(24),YM1(6),DorYM1(83),O(7)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	99.0%	62,561,733	13,277,931	49,283,802	119,751	0	49,164,051	1.66	1.66	9.3%	9.3%	1,090,000,000	Prospective Market Value Upon Completion & Stabilization	1/1/2023	48.8%	48.8%	98.7%	8/1/2023	Yes	E.R. Squibb & Sons LLC	472,580	98.7%	10/31/2037	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/24/2022	NAP	6/17/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0	0	Springing	0	0	0	0	0	17,593,844	0	Base Building Work Reserve ($5,932,952); Outstanding TI/LC Reserve ($7,160,274.31); Outstanding Linkage Fees Reserve ($4,500,617.42)	0	0	NAP	Hard	Springing	Yes	Yes	Yes	No	72,000,000	459,500,000	2,138,980.48	2,474,141.73	NAP	NAP	531,500,000	2,474,141.73	48.8%	1.66	9.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	DivcoWest Real Estate Services, LLC, California State Teachers' Retirement System and Teacher Retirement System of Texas	DW Propco EF, LLC	No	No	Refinance		531,500,000	7,497,903	0	0	538,997,903	473,876,626	0	3,334,755	17,593,844	0	44,192,678	538,997,903	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	7	1	Fashion Valley Mall	9.7%	100.0%	BANA/JPMCB	BANA/JPMCB	NAP	NAP	7007 Friars Road	San Diego	San Diego	CA	92108	Retail	Super Regional Mall	1969	2023	1,377,155	SF	326.76	70,000,000	70,000,000	70,000,000	5.73000%	0.02038%	5.70962%	NAP	338,892.36	NAP	4,066,708.32	Interest Only	No	Actual/360	120	118	120	118	0	0	5/25/2023	2	1	7/1/2023	NAP	6/1/2033	NAP	0	0	L(26),D(88),O(6)	100,144,513	19,298,501	80,846,012	12/31/2022	T-12	97,018,960	17,953,015	79,065,945	12/31/2021	T-12	89,629,550	16,856,897	72,772,653	12/31/2020	T-12	89.9%	103,974,716	19,972,427	84,002,289	195,237	1,504,094	82,302,958	3.21	3.15	18.7%	18.3%	1,430,000,000	Hypothetical As Is	4/5/2023	31.5%	31.5%	94.0%	5/15/2023	No	Nordstrom	220,486	16.0%	12/31/2080	Bloomingdale's	201,502	14.6%	1/31/2035	Macy's	196,120	14.2%	1/31/2026	Forever 21	53,787	3.9%	1/31/2026	AMC Theatres	51,610	3.7%	12/31/2024	4/10/2023	NAP	4/11/2023	4/10/2023	12%	Yes - A, AE	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	0	0	Springing	0	0	0	0	0	28,803,694	0	Outstanding TI/LC Reserve (Upfront: $24,345,615), Gap Rent Reserve (Upfront: $4,458,079)	0	0	NAP	Hard	Springing	Yes	No	Yes	No	70,000,000	380,000,000	1,839,701.39	2,178,593.75	NAP	NAP	450,000,000	2,178,594	31.5%	3.15	18.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Simon Property Group, L.P.	Simon Property Group, L.P. and PPF Retail, LLC	No	No	Refinance		450,000,000	0	0	0	450,000,000	417,362,939	0	1,262,178	28,803,694	2,571,188	0	450,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	7, 8, 9	1	Soho Beach House Miami	8.3%	100.0%	JPMCB/CREFI	JPMCB	NAP	NAP	4385 Collins Avenue	Miami Beach	Miami-Dade	FL	33140	Hospitality	Full Service	1940	2010	50	Rooms	2,800,000.00	60,100,000	60,100,000	60,100,000	6.99000%	0.01913%	6.97087%	NAP	354,944.76	NAP	4,259,337.12	Interest Only	No	Actual/360	120	118	120	118	0	0	5/11/2023	2	1	7/1/2023	NAP	6/1/2033	NAP	0	0	L(24),YM1(2),DorYM1(87),O(7)	65,813,641	38,839,826	26,973,815	3/31/2023	T-12	63,226,557	37,402,410	25,824,147	12/31/2022	T-12	48,809,766	28,678,938	20,130,829	12/31/2021	T-12	77.4%	65,813,641	40,907,280	24,906,361	1,727,405	0	23,178,956	2.51	2.34	17.8%	16.6%	276,000,000	As Is	3/23/2023	50.7%	50.7%	77.4%	3/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/24/2023	NAP	3/23/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	336,184	48,026	0	Springing	164,894	1/12 of 4% of the total revenue generated (excluding membership sales)	0	0	0	0	0	0	0	0	40,859,366	Springing	Named Storm Coverage Reserve ($40,439,366); Seasonality Reserve ($420,000)	0	0	NAP	Hard	Springing	Yes	No	Yes	No	60,100,000	79,900,000	471,881.63	826,826.39	NAP	NAP	140,000,000	826,826	50.7%	2.34	17.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Soho House & Co Inc.	US AcquireCo, Inc.	No	No	Refinance		140,000,000	22,868,433	0	0	162,868,433	118,685,973	0	2,822,016	41,360,444	0	0	162,868,433	NAP	$896.30	$693.40	77.4%	$896.30	$693.40	77.4%	$868.31	$682.39	78.6%	$731.82	$593.50	81.1%
4.00	Loan	10, 11	1	Largo Town Center	6.3%	100.0%	WFB	WFB	NAP	NAP	806-990, 1006-1050 Largo Center Drive	Largo	Prince George's	MD	20774	Retail	Anchored	1991-1995	NAP	277,104	SF	164.20	45,500,000	45,500,000	45,500,000	6.65100%	0.02038%	6.63062%	NAP	255,686.30	NAP	3,068,235.60	Interest Only	No	Actual/360	120	120	120	120	0	0	7/26/2023	0	11	9/11/2023	NAP	8/11/2033	NAP	0	0	L(24),D(92),O(4)	5,785,965	1,526,285	4,259,680	2/28/2023	T-12	5,622,761	1,529,935	4,092,826	12/31/2022	T-12	5,457,436	1,362,730	4,094,706	12/31/2021	T-12	94.0%	6,531,421	1,649,033	4,882,388	55,421	276,424	4,550,544	1.59	1.48	10.7%	10.0%	68,700,000	As Is	4/5/2023	66.2%	66.2%	96.9%	3/31/2023	No	Shoppers Food Warehouse	49,840	18.0%	9/30/2026	Burlington	35,511	12.8%	2/28/2031	Urban Air Trampoline & Adventure Park	35,252	12.7%	12/31/2033	Marshall's	26,975	9.7%	12/31/2026	Super Beauty	15,000	5.4%	5/31/2028	4/21/2023	NAP	4/14/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	145,810	72,906	10,948	10,948	0	4,618	0	1,000,000	23,092	0	0	0	0	30,625	1,565,451	0	Gap Rent Reserve ($416,209); Rent Concession Reserve ($277,610); Existing TI/LC Reserve ($871,632)	0	250,000	The mortgage loan documents require an upfront deposit of $250,000 to be held as additional collateral for the loan. Provided no event of default is continuing, the funds will be released to the borrower upon the delivery of the Urban Air estoppel certifi	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Manpreet Singh, Savneet Singh, Vishal Khosla and Gurpreet Singh	Manpreet Singh and Savneet Singh	No	No	Acquisition		45,500,000	29,311,072	0	250,000	75,061,072	0	70,000,000	2,308,238	2,752,834	0	0	75,061,072	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	7, 12	1	Seagate Campus	6.0%	100.0%	WFB	WFB	NAP	NAP	47488 Kato Road	Fremont	Alameda	CA	94538	Industrial	R&D/Manufacturing	2010	2016	574,775	SF	299.25	43,000,000	43,000,000	43,000,000	7.04000%	0.01913%	7.02087%	NAP	255,770.37	NAP	3,069,244.44	Interest Only	No	Actual/360	120	118	120	118	0	0	5/24/2023	2	6	7/6/2023	NAP	6/6/2033	NAP	0	0	L(26),D(87),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	28,021,697	4,631,757	23,389,940	57,478	864,386	22,468,077	1.91	1.83	13.6%	13.1%	260,000,000	As Is	4/13/2023	66.2%	66.2%	100.0%	8/1/2023	Yes	Seagate	574,775	100.0%	5/31/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/9/2023	NAP	3/3/2023	5/3/2023	12%	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	Springing	Free Rent Reserve	0	0	NAP	Hard	Springing	Yes	Yes	Yes	No	43,000,000	129,000,000	767,311.11	1,023,081.48	NAP	NAP	172,000,000	1,023,081.48	66.2%	1.83	13.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Kato Road Cypress Holdings, LLC	Kato Road Cypress Holdings, LLC	No	No	Acquisition		172,000,000	90,443,933	0	519,152	262,963,085	0	260,000,000	2,963,085	0	0	0	262,963,085	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	7	1	1201 Third Avenue	5.8%	100.0%	MSBNA	MSMCH	NAP	NAP	1201 Third Avenue	Seattle	King	WA	98101	Office	CBD	1988	NAP	1,129,710	SF	150.48	42,000,000	42,000,000	42,000,000	5.58500%	0.02038%	5.56462%	NAP	198,189.93	NAP	2,378,279.16	Interest Only	No	Actual/360	60	55	60	55	0	0	2/10/2023	5	9	4/9/2023	NAP	3/9/2028	NAP	0	0	L(24),YM1(5),DorYM1(24),O(7)	51,796,212	20,401,758	31,394,453	12/31/2022	T-12	52,866,426	19,817,047	33,049,379	12/31/2021	T-12	55,173,622	18,678,980	36,494,642	12/31/2020	T-12	100.0%	51,349,507	21,283,998	30,065,509	225,942	3,282,704	26,556,863	3.12	2.76	17.7%	15.6%	556,500,000	As Is	12/1/2022	30.5%	30.5%	81.1%	1/1/2023	No	Perkins Coie	296,843	26.3%	12/31/2026	WeWork	114,679	10.2%	6/30/2034	Kimley-Horn	46,058	4.1%	12/31/2034	Accolade, Inc.	45,083	4.0%	3/31/2030	Hargis Engineering	44,609	3.9%	12/31/2024	12/8/2022	NAP	12/8/2022	12/8/2022	14%	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0	21,322,779	0	Upfront Rollover Deposit ($17,567,429.00); Free Rent ($3,755,350.00)	0	0	NAP	Hard	Springing	Yes	Yes	Yes	Yes	42,000,000	128,000,000	604,007.41	802,197.34	NAP	NAP	170,000,000	802,197.34	30.5%	2.76	17.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	MetLife, Inc. and New York Common Retirement Fund	NAP	No	No	Refinance		170,000,000	89,973,080	0	0	259,973,080	236,517,648	0	2,132,653	21,322,779	0	0	259,973,080	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	7, 13	1	One & Two Commerce Square	5.4%	100.0%	BANA/JPMCB	BANA/JPMCB	NAP	NAP	2001 and 2005 Market Street	Philadelphia	Philadelphia	PA	19103	Office	CBD	1987; 1992	2013	1,896,143	SF	116.03	39,166,667	39,166,667	39,166,667	7.78750%	0.02038%	7.76712%	NAP	257,705.56	NAP	3,092,466.72	Interest Only	No	Actual/360	60	58	60	58	0	0	6/1/2023	2	6	7/6/2023	NAP	6/6/2028	NAP	0	0	L(24),YM1(29),O(7)	48,803,159	23,821,189	24,981,970	4/30/2023	T-12	50,751,623	26,352,623	24,399,000	12/31/2022	T-12	48,746,255	26,530,878	22,215,377	12/31/2021	T-12	80.5%	57,815,225	25,392,147	32,423,078	474,036	2,844,215	29,104,827	1.87	1.68	14.7%	13.2%	428,000,000	As Is	3/30/2023	51.4%	51.4%	80.6%	5/17/2023	No	Price Water House Coopers LLP	138,413	7.3%	4/30/2030	Fox Rothschild	79,337	4.2%	11/30/2040	Stradley, Ronon, Stevens & Youn	69,111	3.6%	12/31/2033	Pond Lehocky Giordano Disability	66,315	3.5%	6/30/2028	Wolters Kluwer Health, Inc.	65,389	3.4%	3/31/2029	4/6/2023	NAP	4/6/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	0	25,000,000	Springing	25,000,000	0	0	0	0	11,112,904	0	Upfront Leasing Reserve	0	0	NAP	Hard	Springing	Yes	No	Yes	Yes	39,166,667	180,833,333	1,189,832.06	1,447,537.62	NAP	NAP	220,000,000	1,447,537.62	51.4%	1.68	14.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Brandywine Operating Partnership, L.P.	Brandywine Operating Partnership, L.P.	No	No	Refinance		220,000,000	24,825,039	0	0	244,825,039	204,600,430	0	4,111,705	36,112,904	0	0	244,825,039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	7	1	Brandon Mall	5.0%	100.0%	WFB	WFB	NAP	NAP	175, 459, 303-675, 686 & 901 Brandon Town Center Drive	Brandon	Hillsborough	FL	33511	Retail	Super Regional Mall	1995	2022	659,882	SF	183.37	36,000,000	36,000,000	36,000,000	7.62000%	0.02038%	7.59962%	NAP	231,775.00	NAP	2,781,300.00	Interest Only	No	Actual/360	60	58	60	58	0	0	5/24/2023	2	11	7/11/2023	NAP	6/11/2028	NAP	0	0	L(26),D(27),O(7)	35,918,311	11,974,859	23,943,452	3/31/2023	T-12	35,352,664	11,742,048	23,610,616	12/31/2022	T-12	32,345,937	10,377,649	21,968,288	12/31/2021	T-12	81.2%	35,463,843	12,244,308	23,219,535	131,976	1,319,764	21,767,794	2.48	2.33	19.2%	18.0%	221,220,000	As Is	3/16/2023	54.7%	54.7%	70.4%	4/6/2023	No	Dick's Sporting Goods	45,000	6.8%	1/31/2028	Books-A-Million	17,383	2.6%	1/31/2028	Forever 21	11,179	1.7%	MTM	Victoria's Secret	11,129	1.7%	1/31/2028	The Cheesecake Factory	10,203	1.5%	1/31/2028	3/14/2023	NAP	4/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	2,223,137	317,591	0	Springing	4,000,000	10,998	0	4,000,000	109,980	0	0	0	0	0	1,173,739	0	Gap Rent Reserve Funds ($136,312); Rent Concession Reserve Funds ($89,507); Exisiting TI/LC Reserve Funds ($947,920)	0	0	NAP	Hard	Springing	Yes	Yes	Yes	No	36,000,000	85,000,000	547,246.53	779,021.53	NAP	NAP	121,000,000	779,021.53	54.7%	2.33	19.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	NADG (US) LLLP and North American Property Group	NADG (US) LLLP and North American Property Group	No	No	Acquisition		121,000,000	113,322,437	0	0	234,322,437	0	220,000,000	2,925,561	11,396,876	0	0	234,322,437	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	7, 14, 15	1	Cumberland Mall	4.6%	100.0%	MSBNA	MSMCH	NAP	NAP	2860 Cumberland Mall Southeast	Atlanta	Cobb	GA	30339	Retail	Super Regional Mall	1973	2006-2016	709,318	SF	253.76	33,000,000	33,000,000	33,000,000	7.87000%	0.01913%	7.85087%	NAP	219,430.90	NAP	2,633,170.80	Interest Only	No	Actual/360	60	57	60	57	0	0	4/14/2023	3	1	6/1/2023	NAP	5/1/2028	NAP	0	0	L(27),D(29),O(4)	32,341,156	8,275,516	24,065,640	1/31/2023	T-12	32,192,386	7,869,157	24,323,229	12/31/2022	T-12	30,319,446	7,094,622	23,224,824	12/31/2021	T-12	96.5%	32,871,677	8,090,891	24,780,787	177,330	739,588	23,863,869	1.73	1.66	13.8%	13.3%	368,000,000	As Is	2/28/2023	48.9%	48.9%	98.7%	3/31/2023	No	Costco	147,409	20.8%	11/30/2026	Round 1 Bowling & Amusement	83,600	11.8%	2/28/2031	Dick's Sporting Goods	70,984	10.0%	1/31/2031	Forever 21	25,748	3.6%	1/31/2027	H&M	24,655	3.5%	1/31/2032	3/1/2023	NAP	3/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	0	1,987,019	Springing	1,415,412	0	0	0	0	267,919	Springing	Gap Rent Reserve ($267,919), Anchor Tenant Reserve (Springing)	0	0	NAP	Hard	Springing	Yes	No	Yes	No	33,000,000	147,000,000	977,464.93	1,196,895.83	NAP	NAP	180,000,000	1,196,895.83	48.9%	1.66	13.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	BPR Nimbus LLC	BPR Nimbus LLC	No	No	Refinance		180,000,000	0	0	0	180,000,000	160,491,051	0	1,638,600	2,254,938	15,615,412	0	180,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	7, 16, 17	1	1825 K Street NW	4.4%	100.0%	JPMCB	JPMCB	NAP	NAP	1825 K Street Northwest	Washington	District of Columbia	DC	20006	Office	CBD	1966	2019	260,419	SF	161.28	32,000,000	32,000,000	32,000,000	7.54700%	0.01913%	7.52787%	NAP	204,048.52	NAP	2,448,582.24	Interest Only	No	Actual/360	60	59	60	59	0	0	6/26/2023	1	5	8/5/2023	NAP	7/5/2028	NAP	0	0	L(25),D(31),O(4)	12,134,530	4,096,510	8,038,020	2/28/2023	T-12	12,167,157	3,970,309	8,196,848	12/31/2022	T-12	11,429,022	4,076,932	7,352,090	12/31/2021	T-12	76.1%	9,767,529	4,124,341	5,643,188	52,084	0	5,591,105	1.76	1.74	13.4%	13.3%	79,200,000	As Is	3/30/2023	53.0%	53.0%	73.3%	6/1/2023	No	Union of Concerned Scientists	27,007	10.4%	4/30/2026	TD International, LLC	13,731	5.3%	12/31/2029	Local Initiatives Support Corp	11,742	4.5%	2/29/2032	The Morris & Gwendolyn Cafritz Foundation	11,329	4.4%	6/30/2037	BBGM/Architects & Interiors	10,555	4.1%	1/31/2030	4/12/2023	NAP	4/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	672,650	143,193	0	Springing	4,341	4,341	0	3,000,000	37,978	0	0	0	0	0	810,650	0	Free Rent Reserve ($619,462); Outstanding TI Reserve ($191,188)	0	0	NAP	Hard	Springing	Yes	No	Yes	Yes	32,000,000	10,000,000	63,765.16	267,813.68	NAP	NAP	42,000,000	267,813.68	53.0%	1.74	13.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	The Morris and Gwendolyn Cafritz Foundation	The Morris and Gwendolyn Cafritz Foundation	No	No	Refinance		42,000,000	18,354,493	0	0	60,354,493	52,780,814	0	3,086,038	4,487,641	0	0	60,354,493	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan		1	Prada Waikiki	3.7%	100.0%	WFB	WFB	NAP	NAP	2174 & 2176 Kalakaua Avenue	Honolulu	Honolulu	HI	96815	Retail	Single Tenant	1995	2023	5,840	SF	4,620.15	27,000,000	26,981,699	23,427,428	6.72800%	0.02038%	6.70762%	174,726.82	NAP	2,096,721.84	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	6/30/2023	1	1	8/1/2023	8/1/2023	7/1/2033	NAP	5	5	L(25),D(91),O(4)	3,043,200	208,769	2,834,431	12/31/2022	T-12	2,167,200	207,051	1,960,149	12/31/2021	T-12	2,041,487	172,542	1,868,945	12/31/2020	T-12	95.0%	3,121,592	242,686	2,878,906	2,394	0	2,876,512	1.37	1.37	10.7%	10.7%	60,500,000	As Is	5/22/2023	44.6%	38.7%	100.0%	8/1/2023	Yes	Prada USA Corp.	5,840	100.0%	12/31/2035	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/10/2023	NAP	5/9/2023	NAP	NAP	Yes	Fee	NAP	NAP	NAP	NAP	0	Springing	0	2,686	0	0	0	0	0	0	0	0	0	0	0	0	NAP	0	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Yoko Kimura, Akiko Kimura, the Akiko Kimura Revocable Living Trust Dated 05/22/92, Yuko Kimura-Drye, and the Yuko Kimura-Drye Revocable Living Trust Dated 05/22/92	Yoko Kimura, Akiko Kimura, the Akiko Kimura Revocable Living Trust Dated 05/22/92, Yuko Kimura-Drye, and the Yuko Kimura-Drye Revocable Living Trust Dated 05/22/92	No	No	Refinance		27,000,000	0	0	0	27,000,000	24,861,111	0	711,728	0	1,427,162	0	27,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	18, 19	1	22330 Glenn Drive	3.7%	100.0%	JPMCB	JPMCB	Group 1	NAP	22330 Glenn Drive	Sterling	Loudoun	VA	20164	Office	Suburban	2016	NAP	167,440	SF	157.31	26,340,000	26,340,000	26,340,000	8.13900%	0.01913%	8.11987%	NAP	181,132.31	NAP	2,173,587.72	Interest Only	No	Actual/360	60	59	60	59	0	0	6/23/2023	1	1	8/1/2023	NAP	7/1/2028	NAP	0	0	L(24),YM1(29),O(7)	5,690,256	1,903,581	3,786,674	12/31/2022	T-12	5,564,097	1,791,382	3,772,716	12/31/2021	T-12	5,548,547	1,665,913	3,882,634	12/31/2020	T-12	100.0%	5,726,916	1,740,634	3,986,281	0	33,488	3,952,793	1.83	1.82	15.1%	15.0%	45,000,000	As Is	5/4/2023	58.5%	58.5%	100.0%	8/1/2023	Yes	GSA - U.S. Customs	167,440	100.0%	8/16/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/11/2023	NAP	5/16/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	0	0	Springing	0	0	0	0	0	0	0	NAP	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Office Properties Income Trust	Office Properties Income Trust	No	No	Recapitalization		26,340,000.00	0	0	0	26,340,000	0	0	298,900	0	0	26,041,100	26,340,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan		1	Mariposa Shopping Center	3.5%	100.0%	MSBNA	MSMCH	NAP	NAP	204-340 West Mariposa Road	Nogales	Santa Cruz	AZ	85621	Retail	Anchored	1991-1994	NAP	255,574	SF	97.82	25,000,000	25,000,000	25,000,000	6.71000%	0.02038%	6.68962%	NAP	141,733.22	NAP	1,700,798.64	Interest Only	No	Actual/360	120	119	120	119	0	0	6/15/2023	1	1	8/1/2023	NAP	7/1/2033	NAP	0	5	L(25),D(91),O(4)	2,655,925	725,378	1,930,547	3/31/2023	T-3 Annualized	2,707,990	851,837	1,856,153	12/31/2022	T-12	2,570,626	845,965	1,724,661	12/31/2021	T-12	89.6%	3,492,501	879,858	2,612,642	38,336	166,898	2,407,408	1.54	1.42	10.5%	9.6%	38,500,000	As Is	5/15/2023	64.9%	64.9%	92.4%	5/22/2023	No	Hobby Lobby Stores	50,213	19.6%	8/1/2028	JC Penney Co.	49,520	19.4%	10/31/2028	Ross Dress For Less	31,544	12.3%	1/31/2029	Marshalls	21,000	8.2%	11/30/2028	Old Navy	20,058	7.8%	1/31/2033	5/22/2023	NAP	5/22/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	91,008	18,202	0	Springing	0	3,195	76,672	337,358	14,057	337,358	0	0	0	125,313	342,125	0	Five Below Gap Rent ($58,680); Five Below Outstanding TI ($90,000); Five Below Free Rent ($33,750); Old Navy Abated Rent ($159,695)	0	0	NAP	Soft	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Mark Vakili	Mark Vakili and The Vakili Family Trust Dated August 2, 1999	No	Yes	Refinance		25,000,000	0	0	0	25,000,000	19,003,510	0	508,294	895,803	4,592,392	0	25,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	20, 21	1	Hampton Inn Kearny Mesa	3.4%	100.0%	BANA	BANA	NAP	NAP	5434 Kearny Mesa Road	San Diego	San Diego	CA	92111	Hospitality	Limited Service	1989	2016	146	Rooms	168,732.88	24,635,000	24,635,000	22,874,059	8.29500%	0.02038%	8.27462%	185,854.44	172,654.57	2,230,253.28	2,071,854.84	Interest Only, Amortizing Balloon	No	Actual/360	24	24	120	120	360	360	7/18/2023	0	1	9/1/2023	9/1/2025	8/1/2033	NAP	5	4	L(24),D(89),O(7)	7,189,923	3,726,419	3,463,504	4/30/2023	T-12	6,908,537	3,448,349	3,460,188	12/31/2022	T-12	4,313,592	2,608,854	1,704,738	12/31/2021	T-12	72.8%	7,189,923	3,614,546	3,575,377	391,341	0	3,184,036	1.60	1.43	14.5%	12.9%	37,900,000	Prospective Market Value Upon Completion	1/27/2025	65.0%	60.4%	72.7%	4/30/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/3/2023	NAP	2/3/2023	1/24/2023	7%	No	Fee/Leasehold	4/22/2028	2, 10-year	10/27/2125	Yes	79,734	15,947	25,556	6,992	0	4% of previous month's total gross revenue	0	0	0	0	0	0	0	10,380	2,973,613	Springing	PIP Reserve ($2,951,765); Ground Rent Reserve ($21,848)	0	0	NAP	Hard	In Place	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Jeffrey A. Carlstead	Jeffrey A. Carlstead	No	No	Refinance		24,635,000	0	0	0	24,635,000	18,102,027	0	234,236	3,089,282	3,209,455	0	24,635,000	6/30/2034	$177.79	$129.40	72.8%	$178.09	$129.40	72.7%	$174.41	$124.46	71.4%	$143.29	$78.48	54.8%
15.00	Loan	22, 23, 24	1	Jacksonville Marriott	3.3%	100.0%	WFB	WFB	NAP	NAP	4670 Salisbury Road	Jacksonville	Duval	FL	32256	Hospitality	Full Service	1986	2019; 2020	255	Rooms	92,156.86	23,500,000	23,500,000	21,235,727	6.83700%	0.02038%	6.81662%	153,782.05	135,750.85	1,845,384.60	1,629,010.20	Interest Only, Amortizing Balloon	No	Actual/360	24	22	120	118	360	360	6/1/2023	2	11	7/11/2023	7/11/2025	6/11/2033	NAP	0	0	L(26),D(90),O(4)	11,910,590	8,100,306	3,810,284	5/31/2023	T-12	9,966,193	7,210,042	2,756,152	12/31/2022	T-12	8,599,616	6,175,681	2,423,935	12/31/2021	T-12	56.2%	11,910,590	8,123,262	3,787,328	476,424	0	3,310,905	2.05	1.79	16.1%	14.1%	51,300,000	As Is	4/21/2023	45.8%	41.4%	56.2%	5/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/26/2023	NAP	4/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	181,720	25,960	0	Springing	0	37,805	0	0	0	0	0	0	0	0	167,000	Springing	PIP Reserve Funds (Springing); Seasonality Reserve ($167,000)	0	0	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung	CSC Holdings, LLC	No	No	Refinance		23,500,000	0	0	0	23,500,000	14,484,860	0	297,739	348,720	8,368,681	0	23,500,000	8/28/2045	$162.87	$91.60	56.2%	$162.87	$91.60	56.2%	$158.30	$75.03	47.4%	$132.83	$67.00	50.4%
16.00	Loan		1	Promenade at Carolina Reserve	3.0%	100.0%	MSBNA	MSMCH	NAP	NAP	7780-7822 Charlotte Highway	Indian Land	Lancaster	SC	29707	Retail	Anchored	2018	NAP	221,054	SF	96.81	21,400,000	21,400,000	19,699,317	6.92000%	0.02038%	6.89962%	141,226.82	125,120.65	1,694,721.84	1,501,447.80	Interest Only, Amortizing Balloon	No	Actual/360	36	35	120	119	360	360	6/8/2023	1	1	8/1/2023	8/1/2026	7/1/2033	NAP	5	5	L(25),D(90),O(5)	3,255,858	755,860	2,499,998	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	3,228,703	836,883	2,391,820	33,158	149,102	2,209,560	1.41	1.30	11.2%	10.3%	34,200,000	As Is	4/24/2023	62.6%	57.6%	100.0%	5/1/2023	No	Hobby Lobby	55,000	24.9%	8/31/2033	Burlington	40,000	18.1%	2/28/2029	Ross Dress for Less	22,000	10.0%	1/31/2029	Homegoods	21,000	9.5%	4/30/2029	TJ Maxx	20,500	9.3%	11/30/2028	5/8/2023	NAP	5/8/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	344,659	57,443	8,383	4,191	0	2,763	0	0	11,974	0	0	0	0	2,500	384,819	0	Petco SNDA Reserve ($303,839.89); CAM Reconciliation Reserve ($80,978.91)	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Manish Gandhi and Dilip Gandhi	Manish Gandhi and Dilip Gandhi	No	No	Acquisition														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	25	1	Hilton Garden Inn Pittsburgh Airport	2.0%	100.0%	JPMCB	JPMCB	NAP	NAP	9600 University Boulevard	Moon Township	Allegheny	PA	15108	Hospitality	Select Service	2017	NAP	139	Rooms	102,517.99	14,250,000	14,250,000	14,250,000	7.49000%	0.01913%	7.47087%	NAP	90,179.08	NAP	1,082,148.96	Interest Only	No	Actual/360	120	119	120	119	0	0	6/29/2023	1	5	8/5/2023	NAP	7/5/2033	NAP	0	0	L(25),D(92),O(3)	6,219,353	3,939,127	2,280,226	5/31/2023	T-12	5,668,254	3,647,852	2,020,401	12/31/2022	T-12	4,000,932	2,742,122	1,258,809	12/31/2021	T-12	75.5%	6,219,353	3,941,176	2,278,177	248,774	0	2,029,403	2.11	1.88	16.0%	14.2%	24,400,000	As Is	5/25/2023	58.4%	58.4%	75.5%	5/31/2023	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/25/2023	NAP	5/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	182,738	19,009	4,880	4,880	20,549	20,549	0	0	0	0	0	0	0	0	100,000	Springing	FRCM Reserve	0	0	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Synergy Development Company	Allan Edwin Wampler and Mary Ellen Wampler	No	No	Refinance														9/30/2036	$144.23	$108.94	75.5%	$144.23	$108.94	75.5%	$143.06	$99.55	69.6%	$117.49	$71.08	60.5%
18.00	Loan		1	Lorton Station Medical Center - VA	1.9%	100.0%	WFB	WFB	NAP	NAP	8986-8988 Lorton Station Boulevard	Lorton	Fairfax	VA	22079	Office	Medical	2006	NAP	40,907	SF	330.02	13,500,000	13,500,000	13,500,000	7.59600%	0.02038%	7.57562%	NAP	86,641.88	NAP	1,039,702.56	Interest Only	No	Actual/360	120	119	120	119	0	0	6/30/2023	1	11	8/11/2023	NAP	7/11/2033	NAP	0	0	L(25),YM1(91),O(4)	2,025,104	626,989	1,398,115	4/30/2023	T-12	2,017,538	632,813	1,384,725	12/31/2022	T-12	2,209,870	708,522	1,501,348	12/31/2021	T-12	95.0%	1,910,778	513,531	1,397,247	8,181	31,157	1,357,908	1.34	1.31	10.3%	10.1%	21,100,000	As Is	5/8/2023	64.0%	64.0%	100.0%	6/12/2023	No	INOVA Fairfax Family Practice	7,310	17.9%	5/31/2027	Fresenius / Biomedical Application	7,000	17.1%	12/31/2025	Washington Behavioral Health	5,900	14.4%	3/31/2033	Sentara / Potomac Hospital Corp. of Prince William	3,891	9.5%	6/30/2025	Washington Behavioral Group	3,087	7.5%	8/31/2032	5/17/2023	NAP	5/18/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	33,528	16,764	6,147	683	97,000	682	0	0	7,329	263,850	0	0	0	98,000	0	0	NAP	0	0	NAP	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Alberto Herrera MD, Katherine B. Herrera, and the Herrera Family Trust	Alberto Herrera MD, Katherine B. Herrera, and the Herrera Family Trust	No	No	Refinance														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	Union Square	1.8%	100.0%	WFB	WFB	NAP	NAP	100-580 Union Square Drive	New Hope	Bucks	PA	18938	Mixed Use	Office/Retail	1868	2004	114,333	SF	115.89	13,250,000	13,250,000	13,250,000	6.74800%	0.02038%	6.72762%	NAP	75,544.02	NAP	906,528.24	Interest Only	No	Actual/360	120	118	120	118	0	0	5/30/2023	2	11	7/11/2023	NAP	6/11/2033	NAP	0	0	L(26),D(90),O(4)	2,811,529	1,183,323	1,628,206	3/31/2023	T-12	2,719,195	1,102,016	1,617,180	12/31/2022	T-12	2,430,857	1,076,236	1,354,621	12/31/2021	T-12	79.3%	2,552,000	1,122,505	1,429,495	41,442	87,080	1,300,974	1.58	1.44	10.8%	9.8%	20,650,000	As Is	5/2/2023	64.2%	64.2%	76.9%	5/10/2023	No	BioPharm	13,700	12.0%	6/30/2026	Triumph Brewery	12,132	10.6%	6/30/2023	MeetMe/Insider Guides	10,046	8.8%	3/31/2024	Bucks County Childrens Mus.	9,172	8.0%	10/31/2025	Poolside Tech	8,564	7.5%	3/31/2026	5/19/2022	NAP	5/19/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	117,400	23,480	0	Springing	100,000	1,906	100,000	100,000	5,000	100,000	0	0	0	0	0	0	NAP	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	George F. Michael Jr.	George F. Michael, Jr.	No	No	Refinance														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	7, 26, 27	1	Barbours Cut Port IOS	1.8%	100.0%	WFB	WFB	NAP	NAP	816 West Barbours Cut Boulevard	La Porte	Harris	TX	77571	Industrial	Other	1980; 1988; 1998	2013; 2018	100	Acres	935,000.00	12,825,000	12,825,000	12,825,000	7.20000%	0.02038%	7.17962%	NAP	78,018.75	NAP	936,225.00	Interest Only	No	Actual/360	120	118	120	118	0	0	5/9/2023	2	6	7/6/2023	NAP	6/6/2033	NAP	0	0	L(26),D(90),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	11,818,628	1,258,086	10,560,543	0	0	10,560,543	1.55	1.55	11.3%	11.3%	186,000,000	As Is	4/19/2023	50.3%	50.3%	100.0%	4/21/2023	No	Ceres Terminals	76	75.7%	6/30/2037	Dragon Products	24	24.3%	6/30/2037	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/26/2023	NAP	4/27/2023	NAP	NAP	No	Fee/Leasehold	12/31/2043	6, 10-year options; 1, 9-year option	8/18/2515	No	195,426	32,571	50,000	Springing	0	18,149	650,000	0	0	0	0	0	0	31,313	37,476	Springing	Ground Rent	37,476	0	NAP	Hard	Springing	Yes	Yes	Yes	No	12,825,000	80,675,000	490,772.92	568,791.67	NAP	NAP	93,500,000	568,791.67	50.3%	1.55	11.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	The Modern Group, Ltd.	The Modern Group, Ltd.	No	No	Recapitalization														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	19, 28, 29	1	145 Rio Robles Drive	1.2%	100.0%	JPMCB	JPMCB	Group 1	NAP	145 Rio Robles	San Jose	Santa Clara	CA	95134	Mixed Use	Office/Lab/Industrial	1984	2010	57,586	SF	145.87	8,400,000	8,400,000	8,400,000	7.30500%	0.01913%	7.28587%	NAP	51,845.21	NAP	622,142.52	Interest Only	No	Actual/360	120	119	120	119	0	0	6/30/2023	1	1	8/1/2023	NAP	7/1/2033	NAP	0	0	L(24),YM1(89),O(7)	1,676,044	475,112	1,200,932	12/31/2022	T-12	2,127,358	425,501	1,701,858	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	1,852,801	497,231	1,355,570	11,517	86,379	1,257,674	2.18	2.02	16.1%	15.0%	21,600,000	As Is	4/24/2023	38.9%	38.9%	100.0%	8/1/2023	Yes	Kawasaki Robotics (USA), Inc.	57,586	100.0%	7/31/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/15/2023	NAP	5/16/2023	5/16/2023	12%	Yes - AO	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	0	0	Springing	0	0	0	0	0	610,210	0	Outstanding TI/LC Reserve ($551,695.12); Free Rent Reserve ($58,514.81)	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Office Properties Income Trust	Office Properties Income Trust	No	No	Recapitalization														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Central Westchester Tenants Corp	1.1%	100.0%	NCB	WFB	NAP	NAP	100 East Hartsdale Avenue	Hartsdale	Westchester	NY	10530	Multifamily	Cooperative	1969	1981	240	Units	33,062.98	8,000,000	7,935,115	6,736,948	5.69000%	0.09788%	5.59212%	46,381.35	NAP	556,576.20	NAP	Amortizing Balloon	No	Actual/360	0	0	120	112	360	352	11/29/2022	8	1	1/1/2023	1/1/2023	12/1/2032	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.8%	7,747,440	2,640,006	5,107,434	68,000	0	5,039,434	9.18	9.05	64.4%	63.5%	65,500,000	As Is	10/11/2022	12.1%	10.3%	94.8%	10/11/2022	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/26/2022	NAP	10/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0	0	0	NAP	0	0	NAP	None	None	NAP	NAP	No	NAP	NAP	NAP	NAP	NAP	1,000,000	greater of 3.70% or the Prime Rate	8,935,115	53,351.84	13.6%	7.87	57.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured	NAP	NAP	No	No	Refinance														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1,000,000	84,000,000	9.4%	0.0%	0	0	0	NAP
23.00	Loan		1	South Athens Storage	0.8%	100.0%	MSBNA	MSMCH	NAP	NAP	7227 Highway 19 South	Athens	Henderson	TX	75752	Self Storage	Self Storage	2005, 2008, 2020	2020	80,885	SF	69.23	5,600,000	5,600,000	5,600,000	6.89000%	0.02038%	6.86962%	NAP	32,599.91	NAP	391,198.92	Interest Only	No	Actual/360	120	119	120	119	0	0	6/14/2023	1	1	8/1/2023	NAP	7/1/2033	NAP	5	5	L(25),D(90),O(5)	820,819	284,100	536,720	4/30/2023	T-12	806,689	282,575	524,114	12/31/2022	T-12	645,273	236,178	409,095	12/31/2021	T-12	86.9%	820,819	280,786	540,033	8,089	0	531,944	1.38	1.36	9.6%	9.5%	9,500,000	As Is	5/4/2023	58.9%	58.9%	89.5%	5/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/12/2023	NAP	5/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	26,313	3,759	0	Springing	0	674	40,442	0	0	0	0	0	0	7,750	0	0	NAP	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Andrew Kangera and Rade Kangera	Andrew Kangera and Rade Kangera	No	No	Refinance														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	Tracy Tenants Corp	0.7%	100.0%	NCCB	WFB	NAP	NAP	243/245 East 24th Street a/k/a 421/427 Second Avenue	New York	New York	NY	10010	Multifamily	Cooperative	1961	2003	160	Units	31,061.24	5,000,000	4,969,799	4,231,722	5.87000%	0.09788%	5.77212%	29,560.91	NAP	354,730.92	NAP	Amortizing Balloon	No	Actual/360	0	0	120	114	360	354	1/3/2023	6	1	3/1/2023	3/1/2023	2/1/2033	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.0%	6,372,648	3,061,147	3,311,501	80,500	0	3,231,001	9.34	9.11	66.6%	65.0%	92,100,000	As Is	10/11/2022	5.4%	4.6%	96.0%	10/11/2022	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/19/2022	NAP	10/17/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0	250,000	0	Collateral Security Agreement For Capital Improvements	0	0	NAP	None	None	NAP	NAP	No	NAP	NAP	NAP	NAP	NAP	1,000,000	greater of 4.50% or the Prime Rate	5,969,799	36,531.40	6.5%	7.37	55.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured	NAP	NAP	No	No	Refinance														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1,000,000	56,000,000	8.9%	10.0%	16	0	0	218,462
25.00	Loan		1	Seven Points Storage	0.6%	100.0%	MSBNA	MSMCH	NAP	NAP	1309 North Seven Points Boulevard	Kemp	Henderson	TX	75143	Self Storage	Self Storage	2002, 2006, 2009, 2010, 2020	NAP	82,320	SF	48.59	4,000,000	4,000,000	4,000,000	6.99000%	0.02038%	6.96962%	NAP	23,623.61	NAP	283,483.32	Interest Only	No	Actual/360	120	119	120	119	0	0	6/16/2023	1	1	8/1/2023	NAP	7/1/2033	NAP	5	5	L(25),D(90),O(5)	530,709	133,784	396,925	5/31/2023	T-12	482,105	134,151	347,953	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	93.4%	553,142	183,294	369,848	8,232	0	361,616	1.30	1.28	9.2%	9.0%	6,200,000	As Is	5/4/2023	64.5%	64.5%	92.9%	5/1/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2023	NAP	5/16/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	6,699	957	0	Springing	0	686	0	0	0	0	0	0	0	11,688	0	0	NAP	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	AMR Capital	Gordon Rush Graves, Jr.	No	No	Refinance														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	60-68 Apartments Corp	0.5%	100.0%	NCCB	WFB	NAP	NAP	60-66 West 68th Street	New York	New York	NY	10023	Multifamily	Cooperative	1920	2021	68	Units	47,794.12	3,250,000	3,250,000	3,250,000	5.68000%	0.09788%	5.58212%	NAP	15,596.99	NAP	187,163.88	Interest Only	No	Actual/360	120	112	120	112	0	0	11/30/2022	8	1	1/1/2023	NAP	12/1/2032	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.7%	3,129,610	1,540,961	1,588,649	17,100	0	1,571,549	8.49	8.40	48.9%	48.4%	79,200,000	As Is	9/20/2022	4.1%	4.1%	94.7%	9/20/2022	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/4/2022	NAP	10/6/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0	0	0	NAP	0	0	NAP	None	None	NAP	NAP	No	NAP	NAP	NAP	NAP	NAP	500,000	greater of 3.50% or the Prime Rate	3,750,000	19,082.23	4.7%	6.86	42.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured	NAP	NAP	No	No	Refinance														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	29,900,000	10.9%	0.0%	0	0	0	NAP
27.00	Loan		1	Meadow Apartments Corp	0.4%	100.0%	NCB	WFB	NAP	NAP	110-11/110-19 64th Road a/k/a 110-11/110-65 64th Road a/k/a 110-12/110-44 64th Avenue	Forest Hills	Queens	NY	11375	Multifamily	Cooperative	1950	2011	49	Units	61,224.49	3,000,000	3,000,000	3,000,000	5.80000%	0.09788%	5.70212%	NAP	14,701.39	NAP	176,416.68	Interest Only	No	Actual/360	120	112	120	112	0	0	11/9/2022	8	1	1/1/2023	NAP	12/1/2032	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.0%	1,435,497	531,920	903,577	24,000	0	879,577	5.12	4.99	30.1%	29.3%	27,000,000	As Is	9/27/2022	11.1%	11.1%	97.0%	9/27/2022	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/11/2022	NAP	10/12/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0	0	0	NAP	0	0	NAP	None	None	NAP	NAP	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured	NAP	NAP	No	No	Refinance														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP		16,000,000	18.8%	10.2%	5	0	0	-22,174
28.00	Loan		1	Elmhurst House, Inc	0.4%	100.0%	NCCB	WFB	NAP	NAP	88-11 Elmhurst Avenue	Elmhurst	Queens	NY	11373	Multifamily	Cooperative	1937	2003	81	Units	31,979.40	2,600,000	2,590,331	2,206,460	5.95000%	0.09788%	5.85212%	15,504.83	NAP	186,057.96	NAP	Amortizing Balloon	No	Actual/360	0	0	120	116	360	356	3/31/2023	4	1	5/1/2023	5/1/2023	4/1/2033	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.0%	2,096,730	784,570	1,312,160	20,500	0	1,291,660	7.05	6.94	50.7%	49.9%	30,700,000	As Is	1/5/2023	8.4%	7.2%	98.0%	1/5/2023	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/5/2023	NAP	1/11/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0	443,164	0	Collateral Security Agreement For Capital Improvements	0	0	NAP	None	None	NAP	NAP	No	NAP	NAP	NAP	NAP	NAP	500,000	greater of 4.50% or the Prime Rate	3,090,331	18,990.07	10.1%	5.67	42.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured	NAP	NAP	No	No	Refinance														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	24,600,000	10.5%	14.8%	0	12	0	126,557
29.00	Loan		1	402-414 Bay Ridge Parkway	0.3%	100.0%	NCB	WFB	NAP	NAP	402-414 Bay Ridge Parkway	Brooklyn	Kings	NY	11209	Multifamily	Cooperative	1925	NAP	59	Units	42,323.90	2,500,000	2,497,110	2,328,617	6.05000%	0.09788%	5.95212%	13,842.58	NAP	166,110.96	NAP	Amortizing Balloon	No	Actual/360	0	0	120	117	480	477	4/13/2023	3	1	6/1/2023	6/1/2023	5/1/2033	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	1,147,520	527,800	619,720	15,000	0	604,720	3.73	3.64	24.8%	24.2%	16,240,000	As Is	11/30/2022	15.4%	14.3%	95.0%	11/30/2022	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/9/2022	NAP	12/13/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0	$350,000, $60,000	0	Collateral Security Agreement For Capital Improvements, Collateral Security Agreement Re: Maintenance Arrears	0	0	NAP	None	None	NAP	NAP	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured	NAP	NAP	No	No	Refinance														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP		10,500,000	23.8%	57.6%	34	0	0	311,380
30.00	Loan		1	22 Irving Place Corp	0.2%	100.0%	NCCB	WFB	NAP	NAP	22 Irving Place	New York	New York	NY	10003	Multifamily	Cooperative	1880	2003	29	Units	51,724.14	1,500,000	1,500,000	1,500,000	5.81000%	0.09788%	5.71212%	NAP	7,363.37	NAP	88,360.44	Interest Only	No	Actual/360	120	112	120	112	0	0	11/18/2022	8	1	1/1/2023	NAP	12/1/2032	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	1,145,092	388,488	756,604	4,100	0	752,504	8.56	8.52	50.4%	50.2%	12,800,000	As Is	9/8/2022	11.7%	11.7%	95.0%	9/8/2022	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9/16/2022	NAP	9/21/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0	650,000	0	Collateral Security Agreement For Capital Improvements	0	0	NAP	None	None	NAP	NAP	No	NAP	NAP	NAP	NAP	NAP	500,000	greater of 3.95% or the Prime Rate +0.25%	2,000,000	10,954.23	15.6%	5.72	37.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured	NAP	NAP	No	No	Recapitalization														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	13,700,000	10.9%	0.0%	0	0	0	NAP
31.00	Loan		1	Spice Lofthouse Corp a/k/a Spice Lofthouse Corporation	0.2%	100.0%	NCCB	WFB	NAP	NAP	165/167 Hudson Street	New York	New York	NY	10013	Multifamily	Cooperative	1908	2003	14	Units	99,360.57	1,400,000	1,391,048	1,174,635	5.58000%	0.09788%	5.48212%	8,019.46	NAP	96,233.52	NAP	Amortizing Balloon	No	Actual/360	0	0	120	114	360	354	1/30/2023	6	1	3/1/2023	3/1/2023	2/1/2033	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.7%	2,192,283	585,352	1,606,931	7,500	0	1,599,431	16.70	16.62	115.5%	115.0%	34,000,000	As Is	11/17/2022	4.1%	3.5%	94.7%	11/17/2022	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/28/2022	NAP	11/29/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0	0	0	NAP	0	0	NAP	None	None	NAP	NAP	No	NAP	NAP	NAP	NAP	NAP	250,000	greater of 4.50% or the Prime Rate	1,641,048	9,762.08	4.8%	13.65	97.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured	NAP	NAP	No	No	Refinance														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	250,000	27,700,000	5.0%	0.0%	0	0	0	NAP
32.00	Loan		1	448 East 84th St. Owners Corp	0.1%	100.0%	NCCB	WFB	NAP	NAP	448 East 84th Street	New York	New York	NY	10028	Multifamily	Cooperative	1910	2003	20	Units	49,821.39	1,000,000	996,428	853,091	6.13000%	0.09788%	6.03212%	6,079.34	NAP	72,952.08	NAP	Amortizing Balloon	No	Actual/360	0	0	120	116	360	356	3/30/2023	4	1	5/1/2023	5/1/2023	4/1/2033	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.0%	616,338	206,334	410,004	4,000	0	406,004	5.62	5.57	41.1%	40.7%	8,200,000	As Is	1/24/2023	12.2%	10.4%	98.0%	1/24/2023	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/2/2023	NAP	2/2/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	19,087	9,543	0	Springing	0	0	0	0	0	0	0	0	0	0	0	0	NAP	0	0	NAP	None	None	NAP	NAP	No	NAP	NAP	NAP	NAP	NAP	250,000	greater of 4.50% or the Prime Rate +0.25%	1,246,428	7,874.77	15.2%	4.30	32.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured	NAP	NAP	No	No	Refinance														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	250,000	8,100,000	12.3%	0.0%	0	0	0	NAP

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, "BANA" denotes Bank of America, National Association, "CREFI" denotes Citi Real Estate Funding Inc., "MSBNA" denotes Morgan Stanley Bank, N.A., "MSMCH" denotes Morgan Stanley Mortgage Capital Holdings LLC, "NCB" denotes National Cooperative Bank, N.A., "NCCB" denotes National Consumer Cooperative Bank, "JPMCB" denotes JPMorgan Chase Bank, National Association.

(2)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(3)	Certain tenants may not be in occupancy or may be in free rent periods. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, which, in each case, are not in occupancy or are in free rent periods.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties.

(5)	With respect to Mortgage Loan No. 1 (CX - 250 Water Street), the Whole Loan is structured with an Anticipated Repayment Date of February 10, 2033 and a final maturity date of February 10, 2038. The initial interest rate for the CX - 250 Water Street Whole Loan is 5.5095% per annum. After the ARD, the interest rate will increase to the greater of (i) 7.5095% and (ii) the sum of the swap rate in effect on the ARD plus 4.2800%. The metrics presented above are calculated based on the ARD.

(6)	With respect to Mortgage Loan No. 1 (CX - 250 Water Street), the Appraised Value represents the Prospective Market Value Upon Completion & Stabilization, which assumes that, as of January 1, 2023, remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, the tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than payment of $5,932,952 for base building work and $7,160,274 for tenant improvements and future retail leasing costs. Such amounts for base building work and tenant improvements were fully reserved by the lender at loan origination. The appraisal concluded to an “as-is” appraised value of $960,000,000 as of May 4, 2022. The “as-is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 55.4% for the CX - 250 Water Street Whole Loan. The appraisal concluded to an “as dark” appraised value of $920,000,000 as of May 4, 2022. The “as dark” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 57.8% for the CX - 250 Water Street Whole Loan.

(7)	With respect to Mortgage Loan No. 1 (CX – 250 Water Street), Mortgage Loan No. 2 (Fashion Valley Mall), Mortgage Loan No. 3 (Soho Beach House Miami), Mortgage Loan No. 5 (Seagate Campus), Mortgage Loan No. 6 (1201 Third Avenue), Mortgage Loan No. 7 (One & Two Commerce Square), Mortgage Loan No. 8 (Brandon Mall), Mortgage Loan No. 9 (Cumberland Mall), Mortgage Loan No. 10 (1825 K Street NW) and Mortgage Loan No. 20 (Barbours Cut Port IOS), the Cut-off Date Balance ($) reflects only the Mortgage Loan included in the Issuing Entity (which may be evidenced by one or more promissory notes); however, such Mortgage Loan is part of a Whole Loan comprised of such Mortgage Loan and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by one or more separate promissory notes. With respect to each such Mortgage Loan that is part of a Whole Loan, the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Debt Yield on Underwritten Net Operating Income (%), Debt Yield on Underwritten Net Cash Flow (%) and Loan Per Unit ($) calculations include any related Pari Passu Companion Loan(s) but exclude any related Subordinate Companion Loan. See “Description of the Mortgage Pool—The Whole Loans” in the prospectus for additional information regarding the Whole Loan(s). For further information, with respect to each serviced whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”, and with respect to each non-serviced whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans","—The Non-Serviced AB Whole Loan” and "Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans."

(8)	With respect to Mortgage Loan No. 3 (Soho Beach House Miami), defeasance of the Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) July 1, 2026. In addition, voluntary prepayment of the Whole Loan is permitted on or after July 1, 2025 (but prior to the open prepayment date on December 1, 2032), with the payment of a yield maintenance premium.

(9)	With respect to Mortgage Loan No. 3 (Soho Beach House Miami), on or prior to January 1, 2024, and on January 1 of each calendar year thereafter during the term of the Soho Beach House Miami Whole Loan, the lender will require the borrower to deposit into the seasonality reserve an amount equal to 110% of the positive difference between (i) the actual aggregate gross income from the operations of the Mortgaged Property anticipated to be received by the borrower during the months of May, June, July, August, September and October as set forth in the annual budget approved by the lender for the calendar year immediately preceding the date of calculation and (ii) the amount necessary to ensure that the Mortgaged Property has a debt service coverage ratio of at least 1.25x for the immediately preceding 12-month period.

(10)	With respect to Mortgage Loan No. 4 (Largo Town Center), the total square footage includes six tenants totaling 16,837 square feet (6.1% of the NRA) that are leased fee tenants, which own their improvements.

(11)	With respect to Mortgage Loan No. 4 (Largo Town Center), upon the Urban Air Permit Default Date, any remaining Gap Rent reserve funds, Rent Concession reserve funds and Holdback reserve funds will also be held as Existing TI/LC reserve funds. Thereafter, on the monthly payment date occurring in March 2025, unless an Urban Air Cure Event has occurred, any and all Existing TI/LC reserve funds in excess of $1,000,000 will go to partially prepay the outstanding principal balance of the Mortgage Loan, inclusive of all yield maintenance premiums and interest shortfall due in connection therewith. If an Urban Air Cure Event has occurred, on the next succeeding monthly payment date, all Existing TI/LC reserve funds in excess of an amount equal to any and all rent concessions, rent abatements, tenant improvement allowances and leasing commissions in connection with the applicable replacement lease will be disbursed to Borrower. “Urban Air Permit Default Date” will commence upon the earlier of (i) the termination of the Urban Air lease on or after February 14, 2024 and (ii) July 26, 2024 if the Urban Air permits are not issued. An “Urban Air Cure Event” may occur on or before the earlier of (i) February 14, 2025 or (ii) 12 months after the date Urban Air terminates the lease, lender’s receipt of evidence that borrower has executed a new lease with a replacement tenant acceptable to lender for all of the space once leased to Urban Air, provided (a) the rental rate under the replacement lease is at least 80% of then current market rents, (b) the term is at least 10 years, (c) any and all tenant improvement allowances, rent concessions, rent abatements, and leasing commissions in connection with such replacement lease must be consistent with then current market rents and (d) such tenant has no right to terminate the lease (except in the event of the destruction or condemnation of substantially all of the property), all as evidenced by a tenant estoppel certificate executed by such replacement tenant and in form and substance acceptable to lender.

(12)	With respect to Mortgage Loan No. 5 (Seagate Campus), the lender will waive one late payment charge during any 12 month period if the borrower makes such delinquent payment in full within five days after such payment date was due.

(13)	With respect to Mortgage Loan No. 7 (One & Two Commerce Square), the borrower deposited a letter of credit in lieu of cash in the amount of $25 million as an upfront general TI/LC reserve.

(14)	With respect to Mortgage Loan No. 9 (Cumberland Mall), the related loan documents permit an outparcel or other release without prepayment fee or yield maintenance premium or defeasance, and also permit a substitution of parcels at the mortgaged property. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in this prospectus.

(15)	With respect to Mortgage Loan No. 9 (Cumberland Mall), the fifth largest tenant by underwritten base rent, Foot Locker, had its lease expire on April 30, 2023. Foot Locker is still open and operating in its leased space while it continues negotiating a lease extension with the landlord. There is no assurance that Foot Locker will continue to be open and operate its space or that it will reach an agreement to extend its lease with the landlord.

(16)	With respect to Mortgage Loan No. 10 (1825 K Street NW), the 2nd largest tenant at the Mortgaged Property, TD International, LLC, representing approximately 5.3% of the net rentable area at the Mortgaged Property, in addition to occupying 11,477 square feet of space (the “Original Leased Space”) demised under its lease dated May 21, 2018 (the “Lease”), TD International, LLC took occupancy of 2,647 square feet of space (the “First Expansion Space”) in July 2019 pursuant to the first amendment to the Lease. However, pursuant to the second amendment to the Lease, the tenant is expected to lease 2,254 square feet of space (the “Second Expansion Space”) on the fourth floor of the Mortgaged Property. According to the borrower sponsor, the Second Expansion Space is undergoing a build-out, which is anticipated to be completed in the third quarter of 2023. Upon completion of the build-out of the Second Expansion Space, the borrower anticipates TD International, LLC to vacate the First Expansion Space and occupy the Second Expansion Space. The lender’s underwriting is based on the anticipated completion, and the relocation by TD International, LLC, to the Second Expansion Space from the First Expansion Space. TD International, LLC is currently benefitting from a free rent period with respect to the Second Expansion Space, through November 2023. The borrower was required at loan origination to reserve a total of $619,462 for free rent, which includes $35,605.68 reserved for TD International, LLC.

(17)	With respect to Mortgage Loan No. 10 (1825 K Street NW), the 4th largest tenant at the Mortgaged Property, The Morris & Gwendolyn Cafritz Foundation, representing approximately 4.4% of the net rentable area at the Mortgaged Property, is the borrower sponsor and the nonrecourse carve-out guarantor.

(18)	With respect to Mortgage Loan No. 12 (22330 Glenn Drive), the Mortgaged Property is a 167,440 SF office property which according to the borrower sponsor is broken out between approximately 65% office, 25% sensitive compartmented information and 10% data center space.

(19)	With respect to Mortgage Loan No. 12 (22330 Glenn Drive) and Mortgage Loan No. 21 (145 Rio Robles Drive), the Mortgaged Property was previously unencumbered. Loan proceeds, less closing costs and stub interest (along with upfront reserves for 145 Rio Robles Drive), were returned to the borrower sponsor and are expected to be allocated towards the paydown of a corporate level revolving debt facility in conjunction with the merger of Office Properties Income Trust, the current borrower sponsor, and Diversified Healthcare Trust. In connection with such merger, the lender and the borrower sponsor entered into a debt commitment letter, pursuant to which, subject to the terms and conditions of the debt commitment letter, the lender has committed to provide a senior secured bridge facility to the subsidiaries of the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” in the prospectus for additional information.

(20)	With respect to Mortgage Loan No. 14 (Hampton Inn Kearny Mesa), the appraised value represents the “Prospective Market Value Upon Completion” which assumes that the scheduled PIP has been completed as of January 27, 2025. At origination, the borrower reserved $2,951,765 for the full cost of the PIP. The Appraised Value Per Room, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the as-is value of $32,200,000 are $220,547.95, 76.5% and 71.0%, respectively.

(21)	With respect to Mortgage Loan No. 14 (Hampton Inn Kearny Mesa), the Mortgage Property has a total of 147 parking spaces, 37 located on the fee simple parcel and 110 available via a ground lease on an adjacent parcel. In order to comply with the zoning code, the borrower leases the 110 parking spaces from the adjacent parcel to the north of the Mortgage Property. The ground lease has been in effect since the Mortgage Property opened in 1989 and has a current lease expiration of April 22, 2028, with two, ten-year renewal options remaining. The ground lease annual base rent has been underwritten to $103,744 based on the 10-year average minimum rent payment over the 10 year loan term. The Mortgage Loan becomes full recourse to the borrower and guarantor if the ground lease is terminated, cancelled, or otherwise ceases to exist.

(22)	With respect to mortgage Loan No. 15 (Jacksonville Marriott), the FF&E reserve will be equal to the greater of (i) the then-existing FF&E scheduled reserve amount and (ii) the greater of (a) 1/12th of 4% of the underwritten revenue for the prior fiscal year and (b) the amount required pursuant to the terms of the franchise agreement. The monthly reserve amount is initially estimated at $37,805.

(23)	With respect to Mortgage Loan No. 15 (Jacksonville Marriott), the loan documents require an upfront seasonality reserve deposit of $167,000, which can be used for the payment of all or part of any Monthly Payment Amount due on the Monthly Payment Dates occurring in June, July, August, September, December, and/or January. During the months of February, March, April, and May, the borrower is required to deposit a seasonality reserve in an amount equal to one-fourth of the seasonality reserve required annual balance, initially $41,750, capped at the seasonality reserve required annual balance, initially $167,000.

(24)	With respect to Mortgage Loan No. 15 (Jacksonville Marriott), the loan documents require a springing deposit, if, at any time, any additional PIP work is required by the franchisor under the franchise agreement, within 15 days after receipt of notice from the franchisor with respect to such PIP work, in an amount equal to 110% of the estimated costs to complete such additional PIP work.

(25)	With respect to Mortgage Loan No. 17 (Hilton Garden Inn Pittsburgh Airport), the borrower is required to make monthly deposits into the FF&E reserve, an amount equal to 4.0% of the gross income from the operations for the calendar month two months prior to such due date, except during (a) the 12-month period (the “Soft Goods FRCM Monthly Deposit Period”) commencing 12 months prior to the date on which the related Mortgaged Property is anticipated to commence undergoing certain limited renovations to “soft goods,” which include, among other items, seating, window treatments, upholstered headboard, and carpet, currently anticipated to commence on January 1, 2025, subject to adjustment (the “Soft Goods FRCM”); and (b) the 12-month period (the “Complete Renovation FRCM Monthly Deposit Period”) commencing 12 months prior to the date on which the related Mortgaged Property is anticipated to commence undergoing full renovations, currently anticipated to commence on January 5, 2032, subject to adjustment (the “Complete Renovation FRCM”). The borrower is required to make monthly deposits of (i) during the Soft Goods FRCM Monthly Deposit Period, an amount equal to 1/12 of (A) the total amount that the franchisor determines is sufficient to complete the Soft Goods FRCM, minus (B) the amount then on deposit in the FRCM subaccount; and (ii) during the Complete Renovation FRCM Monthly Deposit Period, an amount equal to 1/12 of (A) the total amount that the franchisor determines is sufficient to complete the Complete Renovation FRCM, minus (B) the amount on deposit in the FRCM subaccount as of the due date immediately preceding the commencement date of the Complete Renovation FRCM Monthly Deposit Period.

(26)	With respect to Mortgage loan No. 20 (Barbours Cut Port IOS), the second largest tenant (24.35 acres), representing 24.3% of the total acreage, is owned by an affiliate of the borrower.

(27)	With respect to Mortgage Loan No. 20 (Barbours Cut Port IOS), the mortgaged property is subject to a ground lease that commenced in December 1999. The ground lease is between a third-party lessor (Dorothy Hearon) and Barbours Cut IOS, LLC, one of the borrowers, as lessee for approximately 6.25 acres and is set to expire on December 31, 2043. The lessee may renew the term for six consecutive renewal options, each of ten years, followed by a final renewal term of nine years. The current monthly ground rent is approximately $18,738. Rent will be adjusted positively or negatively every 10 years according to the percentage change in the consumer price index for urban consumers with the geographic consumer price index of Houston published by the Bureau of Labor Statistics.

(28)	With respect to Mortgage Loan No. 21 (145 Rio Robles Drive), the Mortgaged Property is a 57,586 SF mixed-use property comprised of approximately 55% office, 35% lab and 10% industrial space.

(29)	With respect to Mortgage Loan No. 21 (145 Rio Robles Drive), the sole tenant at the Mortgaged Property, Kawasaki Robotics (USA), Inc. is subleasing a portion of its space to an affiliated tenant, Medicaroid, Inc.